Exhibit 21.1
LIST OF SUBSIDIARIES

	Jurisdiction	Current Names Under Which Do Business

American Reprographics Company, L.L.C.	California	Blair Graphics
BRAT Blueprinting
Brownie’s Blueprint
Central Valley Reprographics
Consolidated Reprographics
Dayton Blueprint Company
Dieterich Post
Digital Print Center (DPC)
FDC Digital Imaging Solutions
Ford Graphics
IDM Group
InPrint Corporation
Mercury/LDO Reprographics
Micro Device
Mossner/IDM
Pikes Peak Reprographics
Reliable Graphics
Royal Blue Print Company
San Jose Blue
SBD Reprographics
Stockton Blueprint
University Imaging
Veenstra
Wray’s Enterprises

American Reprographics Company India Private Limited	India

American Reprographics Southeast, L.L.C.	North Carolina	Imaging Technology Services (ITS) Macon Prints & Instruments

American Reprographics Servicios, S.A. de D.V.	Mexico

ARC Acquisition Corporation	California

Arcprint and Imaging Ltd.	British Columbia	Arcprint and Imaging

ARC Reprographics Canada Corp.	British Columbia

	Jurisdiction	Current Names Under Which Do Business

Argo-ICC Reprographics Ltd.	Ontario, Canada	ICC Repro
Argo Graph
J. Harvey Rose

Blue Print Service Company, Inc.	California	BPS
American Draftsource
Elite Reprographics

BPI Repro, LLC	California	Action Reprographics
B & B Blueprint
Barry Blueprint
BPI Repro
Circle Blueprint
Independent Printing
Reprographics Plus

Dunn Blue Print Company	Michigan	Dunn Blue
Detroit Reprographics
Entire Reprographics
Great Lakes Laminating
Letter Perfect Design

Engineering Repro Systems, Inc.	Minnesota	Atlas Blueprint
eBlueprint
Engineering Repro
Queen City Reprographics

Leet- Melbrook, Inc.	Maryland	Leet-Melbrook

Licensing Services International, LLC	California

MBC Precision Imaging, Inc.	Maryland	MBC Precision Imaging

McKee Enterprises, Inc.	Arizona	Advance Reprographics
ScottBlue

Mirror Plus Technologies, Inc.	California	ARC Technologies Holdings
Mirror Plus

OCB, LLC	California	OCB
Team Reprographics

Olympic Reprographics, LLC	Washington	Olympic Reprographics

Peninsula Blueprint, Inc.	California	Peninsula Blueprint

	Jurisdiction	Current Names Under Which Do Business

Planwell, LLC	California	Planwell

Quality Reprographic Services, Inc.	Georgia	Georgia Blue QRS

Reprografia Digital De Mexico, S.A. de C.V.	Mexico

Reprographics Northwest, LLC	California	Ford Graphics Seattle
Kestrel Blueprint
Repro Northwest
Superior Reprographics
Tacoma Reprographics

Ridgway’s, L.L.C.	Texas	A-C Reproduction
A-Plus Digital Reprographics
A&E
AEC Supply Company
Best Digital
City Digital Imaging
Crest Graphics
Kansas Blueprint
Metro Digital Imaging
NGI Digital
Orlando Reprographics
Rapid Blueprint Supply Co.
Rhode Island Blue Print
Ridgway’s
Ridgway’s Digital Imaging of Destin
Strato Grafix
Tampa Reprographics & Supply
Torrance Document Service

SubHub, Inc.	California	SUBHUB

The PEiR Group, LLC	California	The PEiR Group

The PEiR Group International, LLC	California	The PEiR Group International

T-Square Express, Inc.	Florida	Best Digital
T-Square

Western Blue Print Company, LLC	Missouri	Western Blue Print

Wilco Reprographics, Inc.	Delaware	Wilco Reprographics